Exhibit 1.1
                                   -----------
                            PLACEMENT AGENT AGREEMENT

        THIS AGREEMENT ("Agreement") is made as of the ___ day of November, 2001, by and between Howard P. Silverman, a principal shareholder and the chief executive officer of LASIK America, Inc., a Nevada corporation ("Selling Shareholder" and "Company," respectively), and West America Securities Corp., with its principal office location at 4510 East Thousand Oaks Boulevard, Suite 100, Westlake Village, CA 91362 ("Placement Agent").

                                    RECITALS:

        WHEREAS, the Selling Shareholder proposes to offer and sell 125,000 shares of his Common Stock and 125,000 Redeemable Common Stock Purchase Warrants previously issued to him by the Company, (together the "Units"), on the same terms and conditions as the Placement Agent proposes to offer Units to the public pursuant to a public offering of Units to be consummated on behalf of the Company; and

        WHEREAS, the Placement Agent has offered to act as a selling and placement agent on behalf of the Selling Shareholder in the offer and sale of 125,000 Units to the public, on a "best efforts" basis, with respect to sales of the Units (as defined below), and the Selling Shareholder desires to secure the services of the Placement Agent on the terms and conditions hereinafter set forth.

                                     TERMS:

        NOW, THEREFORE, in consideration of the premises and the mutual promises, conditions and covenants herein contained, the parties hereto do hereby agree as follows:

1. ENGAGEMENT OF PLACEMENT AGENT. The Selling Shareholder, on the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, hereby appoints the Placement Agent as its exclusive Placement Agent for this offering, to sell, on a "best efforts basis," a maximum of 125,000 Units at a public offering price of $6.10 per Unit, each Unit consisting of one share of the Company's Common Stock and one Common Stock Purchase Warrant ("Warrants"), each Warrant entitling the holder to purchase one share of the Company's Common Stock at $7.20 per share, resulting in a maximum amount of gross proceeds to the Selling Shareholder of $762,500 ("Gross Maximum Proceeds"). The Placement Agent, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, accepts such appointment and agrees to use its best efforts to solicit purchasers for the Units. This appointment shall be irrevocable for the period commencing on the date of this Agreement and ending on the earlier of (i) the date that the maximum number of Units are sold by the Selling Shareholder; or 120 days from the date that the Company's SB-2 Registration Statement, bearing Registration No. 333-68942 (the "Registration Statement"), becomes effective upon order of the U.S. Securities and Exchange Commission (the "Offering Period").


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2.      REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDER.

        In order to induce the Placement Agent to enter into this Agreement, the Selling Shareholder hereby represents and warrants to and agrees with the Placement Agent as follows:

        2.1 Registration of the Units. The Company (with the assistance of the Placement Agent and Selling Shareholder) has prepared the Registration Statement covering the registration for resale of the Units in conformity with the requirements of the Securities Act of 1933 ("Act") and the rules and regulations ("Rules and Regulations") of the Commission promulgated thereunder. As used in this Agreement, the term "Registration Statement" refers to and means the prospectus and the exhibits that are part of the Registration Statement and all amendments and supplements thereto.

        2.2 Delivery of Prospectus. The Company and the Selling Shareholder shall deliver to the Placement Agent, without charge, as many copies of the Prospectus as the Placement Agent may reasonably require for the purposes contemplated by this Agreement. The Company and the Selling Shareholder authorizes the Placement Agent, in connection with the offering of the Units, to use the Prospectus as from time to time amended or supplemented in connection with the offering and sale of the Units in accordance with the applicable provisions of the Act.

        2.3 Accuracy of Registration Statement. The Registration Statement and the Prospectus forming a part thereof, at the time of delivery to prospective purchasers of the Units, conformed in all material respects with the requirements, to the extent applicable, of the Act and the applicable Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. On the Closing Date(s) (as hereinafter defined), the Prospectus will contain all statements that are required to be stated therein in accordance with the Act and the Rules and Regulations for the purposes of the proposed offering of the Units, and all statements of material fact contained in the Prospectus will be true and correct, and the Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        2.4 Duty to Amend. If during such period of time as in the reasonable opinion of the Placement Agent, or its counsel, the Prospectus relating to the offer and sale of the Units is required to be delivered under the Act, any event occurs or any event known to the Company or Selling Shareholder relating to or affecting the Company or the Selling Shareholder shall occur as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time after the date hereof to amend or supplement the Prospectus to comply with the Act or the applicable Rules and Regulations, the Company and the Selling Shareholder shall forthwith notify the Placement Agent thereof and shall prepare such further amendment or

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supplement to the Prospectus as may be required and shall furnish and deliver to the Placement Agent, all at the cost of the Selling Shareholder, a reasonable number of copies of the amendment or supplement, which will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the Prospectus, not misleading in the light of the circumstances when delivered to a purchaser or prospective purchaser, and which will comply in all respects with the requirements (to the extent applicable) of the Act and the applicable Rules Regulations.

        2.5 Corporation Condition. To the best of the Selling Shareholder's knowledge, the Company's condition is as described in its Prospectus, except for continuing losses and changes in the ordinary course of business and normal year-end adjustments that are not in the aggregate materially adverse to the Company. The Prospectus, taken as a whole, presents fairly the business and financial position of the Company as of the Closing Date(s).

        2.6 No Material Adverse Change. Except as may be reflected in or contemplated by the Prospectus, subsequent to the dates as of which information is given in the Prospectus, and prior to the Closing Date(s), taken as a whole, to the best of the Selling Shareholder's knowledge, there has not been any material adverse change in the condition, financial or otherwise, or in the results of operations of the Company or in its business.

        2.7 No Defaults. Except as disclosed in the Prospectus or in writing to the Placement Agent, to the best of the Selling Shareholder's knowledge, the Company is not in default in any material respect in the performance of any obligation, agreement or condition contained in any material debenture, note or other evidence of indebtedness or any material indenture or loan agreement of the Company. The execution and delivery of this Agreement, and the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of the Company (in any respect that is material to the Company), any material note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which the Company or any property of the Company is bound, or to the Company's knowledge, any existing law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Company or any property of the Company. The consent, approval, authorization or order of any court or governmental instrumentality, agency or body is not required for the consummation of the transactions herein contemplated except such as may be required under the Act or under the Blue Sky or securities laws of any state or jurisdiction.

        2.8 Incorporation and Standing. To the best of the Selling Shareholder's knowledge, the Company is, and at the Closing Date will be, duly formed and validly existing in good standing as a corporation under the laws of the State of Nevada and with full power and authority (corporate and other) to own its properties and conduct its business, present and proposed, as described in the Prospectus; the Selling Shareholder has full power and authority to enter into and to perform this Agreement, and to the best of the Selling Shareholder's

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knowledge, the Company is duly qualified and in good standing as a foreign entity in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company or its properties.

        2.9 Legality of Issued and Outstanding Units. Prior to the Closing Date, the Common Stock and Warrants comprising the Units and to be offered and sold hereunder, have been duly and validly authorized and issued, and, except as to the Warrants, are fully paid and non-assessable, and conform in all material respects to the statements with regard thereto contained in the Prospectus.

        2.10 Legality of Units. The Units when offered and sold and delivered in accordance with the Prospectus, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with the terms thereof, and shall be duly and validly issued and outstanding, and except as to the Warrants, shall be fully paid and non-assessable. The Common Stock into which the Warrants are exercisable, when issued upon exercise, shall be duly and validly issued and outstanding, fully paid and non-assessable.

        2.11 Litigation. To the best of the Selling Shareholder's knowledge, except as set forth in the Prospectus, there is now, and at the Closing Date there will be, no action, suit or proceeding before any court or governmental agency, authority or body pending or, to the best of the Selling Shareholder's knowledge, threatened, which might result in judgments against the Company not adequately covered by insurance or which collectively might result in any material adverse change in the condition (financial or otherwise) or business of the Company or which would materially adversely affect the properties or assets of the Company.

        2.12 Finders. The Selling Shareholder does not know of any outstanding claims for services in the nature of a finder's fee or origination fees with respect to the sale of the Units hereunder for which the Placement Agent may be responsible, and the Selling Shareholder will indemnify the Placement Agent from any liability for such fees (including the payment of attorney's fees incurred by Placement Agent due to any claim by any such finder or originator) by any party who, in the reasonable opinion of Placement Agent's counsel, has a legitimate claim for such compensation from the Selling Shareholder and for which person the Placement Agent is not legally responsible. In the event of such claim, Placement Agent shall properly notify the Selling Shareholder thereof and the Selling Shareholder, at his option and in his sole cost and expense, take over the defense of such a claim with counsel of his choice, reasonably satisfactory to Placement Agent. Placement Agent shall not settle any such claims or litigation arising hereunder without the prior written consent of the Selling Shareholder, which shall not be unreasonably withheld.

        2.13 Tax Returns. To the best of the Selling Shareholder's knowledge, the Company has filed all federal and state and local tax returns which are required to be filed, and has paid all material taxes shown on such returns and on all assessments received by it to the extent such taxes have become due (except for taxes the amount of which the Company is contesting in good faith). To the best of the Selling Shareholder's knowledge, all taxes with respect to which the Company is obligated have been paid, or adequate accruals have been set up to cover any such unpaid taxes.

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        2.14 Authority. The execution and delivery by the Selling Shareholder of this Agreement have been duly authorized by all necessary action, and this Agreement is the valid, binding and legally enforceable obligation of the Selling Shareholder except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws, by principles governing enforcement of equitable remedies and, with respect to indemnification against liabilities under the Act, matters of public policy.

        2.15 Actions by the Selling Shareholder. The Selling Shareholder will not take any action that will impair the effectiveness of the transactions contemplated by this Agreement.

3.      ISSUE, SALE AND DELIVERY OF THE SECURITIES.

        3.1 Deliveries of Securities. Certificates for the Common Stock, Warrants and Units, (issued in such denominations and in such names as subscriptions for same are accepted by the Selling Shareholder), shall be delivered by the Selling Shareholder to the Company's duly appointed stock transfer agent, Corporate Stock Transfer, in the same manner as the Units are issued directly by the Company to purchasers of Units in the Company's initial public offering of the Units.

        3.2 Escrow of Funds. Pursuant to a separate form of escrow agreement ("Escrow Agreement") to be entered into by and among the Company, the Selling Shareholder and the "Bank" selected to act as escrow agent ("Escrow Agent") in the offering and sale of the Units, all subscriber funds received from purchasers of the Units shall be first deposited into such Escrow Account set up on behalf of the parties to the Escrow Agreement. Pursuant to the Escrow Agreement, the Placement Agent shall place all funds for purchase of the Units with respect to any purchase into the Escrow Account, and funds received into the Escrow Account shall thereafter be transferred to the Selling Shareholder only after acceptance of any subscription agreement tendered by a prospective purchaser of the Units. With respect to the acceptance by the Selling Shareholder of any subscription agreement for the purchase of Units placed by Placement Agent, certificates for the Units, Common Stock and Warrants shall be delivered to any and all purchasers in accordance with the Rules and Regulations.

        3.3 Closing Date(s). The initial Closing shall take place at the offices of Placement Agent as and when subscription agreements from purchasers of the Units are duly accepted by the Selling Shareholder. Any subsequent Closings shall take place at the offices of the Placement Agent on each date that the Placement Agent and the Selling Shareholder shall determine by mutual agreement from time to time. The initial Closing Date and any subsequent Closing Dates shall be referred to herein as the "Closing Date."

        3.4 Placement Agent's Compensation. The Selling Shareholder shall pay the Placement Agent the amounts pursuant to this Section 3.4, which shall be the full amount payable to the Placement Agent for its services, as fees and expenses, in connection with the placement of the Units. Based upon the total aggregate amount of the Units sold by the Placement Agent on behalf of the Selling Shareholder, the Placement Agent shall be paid a cash placement fee

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("Cash Placement Fee") equal to ten percent (10%) of the purchase price of any and all Units placed up to the aggregate purchase price of $762,500 of Units placed, which shall equal a Cash Placement Fee not to exceed $76,250 for the maximum number of Units to be offered and sold on behalf of the Selling Shareholder.

        3.5 Payment of Fees. The Escrow Agent shall be instructed to pay all Cash Placement Fees directly to the Placement Agent from the proceeds of the sale of the Units, simultaneous with the transfer of proceeds to the Selling Shareholder.

4.      OFFERING OF THE SECURITIES ON BEHALF OF THE SELLING SHAREHOLDER.

        4.1 In offering the Units for sale, the Placement Agent shall offer them solely as a Placement Agent for the Selling Shareholder, and such offers and sales shall be made upon the terms and subject to the conditions set forth in the Prospectus. The Placement Agent shall commence making such offers and sales as a Placement Agent for the Selling Shareholder only at such time and date that the Company has accepted subscriptions for 425,000 of the Units offered and sold on the Company's behalf by the Placement Agent. No Units may be offered by or sold by the Selling Shareholder until the sale of all 425,000 Units by the Company through solicitations made by the Placement Agent, is concluded.

        4.2 The Placement Agent will only make offers to sell the Units, or solicit offers to subscribe for any Units, in accordance with the Prospectus and this Agreement.

5.      COVENANTS OF THE SELLING SHAREHOLDER.

        The Selling Shareholder covenants and agrees with the Placement Agent that:

        5.1 After the date hereof, the Selling Shareholder will not at any time, cause to have prepared and distributed any amendment or supplement to the Prospectus, of which amendment or supplement the Placement Agent shall not previously have been advised and the Placement Agent and its counsel furnished with a copy within a reasonable time period prior to the proposed adoption thereof, or to which the Placement Agent shall have reasonably objected in writing on the ground that it is not in compliance with the Act or the Rules and Regulations (if applicable).

        5.2 The Selling Shareholder and/or the Company, will pay, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective or is terminated, all costs and expenses incident to the performance of his obligations under this Agreement, including all expenses incident to the authorization of the Units and their issue and delivery to the Placement Agent, any original issue taxes in connection therewith, all transfer taxes, if any, incident to the sale and transfer of the Units, the fees and expenses of the Company's counsel (except as provided below) and accountants, the cost of reproduction and furnishing to the Placement Agent copies of the documents as herein provided; provided, however, that the Selling Shareholder shall not be responsible for the direct payment of fees and costs

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incurred by the Placement Agent, including attorney's fees of or any costs incurred by the Placement Agent's counsel.

        5.3 As a condition precedent to the Closing Date(s), the Selling Shareholder will deliver to the Placement Agent a true and correct copy of all documents requested by Placement Agent included in Placement Agent's due diligence request, including but not limited to the Certificate of Incorporation of the Company, and all amendments and certificates of designation of preferences of preferred stock, certified by the Secretary of State of the State of Nevada.

        5.4 Prior to the Closing Date(s), the Selling Shareholder will cooperate with the Placement Agent in such investigation as it may make or cause to be made of all of the representations made by the Selling Shareholder in this Agreement or the Prospectus, in connection with the offering of the Units. The Selling Shareholder will make available in connection therewith such information in his possession as the Placement Agent may reasonably request and will make available to the Placement Agent such persons as the Placement Agent shall deem reasonably necessary and appropriate in order to verify or substantiate any such information so supplied.

        5.5 The Selling Shareholder shall be responsible for making any and all filings required by the state securities regulatory agencies and Blue Sky authorities and filings required by the laws of any and all jurisdictions in which the Units are offered and sold.

6.      INDEMNIFICATION.

        6.1 The Selling Shareholder agrees to indemnify and hold harmless the Placement Agent, each person who controls the Placement Agent within the meaning of Section 15 of the Securities Act of 1934 and the Placement Agent's employees, accountants, attorneys and Placement Agents (the "Placement Agent's Indemnitees") against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or any other statute or at common law and for any reasonable legal or other expenses (including the costs of any investigation and preparation) incurred by them in connection with any litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities and litigation arise out of or are based upon (i) the Selling Shareholder's breach of this Agreement, or (ii) any untrue statement of material fact contained in the Prospectus or any amendment or supplement thereto or any application or other document filed in any state or jurisdiction in order to qualify the Units, the Common Stock or the Warrants under the Blue Sky or securities laws thereof, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, under the circumstances under which they were made, not misleading, all as of the date of the Prospectus or of such amendment as the case may be, or (iii) any breach of any representation, warranty or covenant made by the Selling Shareholder in this Agreement, provided, however, that the indemnity agreement contained in this Section 6.1 shall not apply to amounts paid in settlement of any such litigation, if such settlements are made without the consent of the Selling Shareholder (but no such settlement may be made without the Selling Shareholder's prior written consent, which consent shall not

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be unreasonably withheld), nor shall it apply to the Placement Agent's
Indemnitees in respect to any such losses, claims, damages or liabilities arising out of or based upon any such untrue statement or alleged untrue statement or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished in writing to the Selling Shareholder by the Placement Agent specifically for use in connection with the preparation of the Prospectus or any such amendment or supplement thereto or any application or other document filed in any state or jurisdiction in order to qualify the Common Stock and Warrants under the Blue Sky or securities law thereof. This indemnify agreement is in addition to any other liability which the Selling Shareholder may otherwise have to the Placement Agent's Indemnitees. The Placement Agent's Indemnitees agree, within ten (10) days after the receipt by them of written notice of the commencement of any action against them in respect to which indemnify may be sought from the Selling Shareholder under this Section 6.1, to notify the Selling Shareholder in writing of the commencement of such action; provided, however, that the failure of the Placement Agent's Indemnitees to notify the Selling Shareholder of any such action shall not relieve the Selling Shareholder from any liability which it may have to the Placement Agent's Indemnitees on account of the indemnity agreement contained in this Section 6.1, except with respect to any failure which irreparably prejudices the Selling Shareholder or causes an event of adjudication materially adverse to the Selling Shareholder. The Selling Shareholder shall not be relieved from any other liability which he may have to the Placement Agent's Indemnitees, and if the Placement Agent's Indemnitees shall notify the Selling Shareholder of the commencement thereof, the Selling Shareholder shall be entitled to participate in (and, to the extent that the Selling Shareholder shall wish, to direct) the defense thereof at his own expense, but such defense shall be conducted by counsel of recognized standing and reasonably satisfactory to the Placement Agent's Indemnitees, defendant or defendants, in such litigation. The Selling Shareholder agrees to notify the Placement Agent's Indemnitees promptly of the commencement of any litigation or proceedings against the Selling Shareholder of which the Selling Shareholder may be advised in connection with the issue and sale of any of the Units and to furnish to the Placement Agent's Indemnitees, at their request, copies of all pleadings therein and to permit the Placement Agent's Indemnitees to be observers therein and apprise the Placement Agent's Indemnitees of all developments therein, all at the Selling Shareholder's expense.


        6.2 With the exception provided below as to limitations of indemnity, the Placement Agent agrees, in the same manner and to the same extent as set forth in Section 6.1 above, to indemnify and hold harmless the Selling Shareholder, and his accountants and attorneys (the "Seller's Indemnitees") with respect to (i) any statement in or omission from the Prospectus or any amendment or supplement thereto or any application or other document filed by the Selling Shareholder in any state or jurisdiction in order for the Selling Shareholder to qualify, the Common Stock and Warrants under the Blue Sky or securities laws thereof, or any information furnished pursuant to Section 2.4 hereof, if such statement or omission was made in reliance upon information furnished in writing to the Selling Shareholder by the Placement Agent in a document executed by Placement Agent on its behalf specifically for use in connection with the preparation thereof or supplement thereto, or (ii) any untrue statement of a

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material fact made by the Placement Agent not based on statements in the
Prospectus or authorized in writing by the Selling Shareholder, or with respect to any misleading statement made by the Placement Agent resulting from the omission of material facts which misleading statement is not based upon the Prospectus, and any documents filed with public or governmental authorities or agencies, and any public press releases or information furnished in writing by the Selling Shareholder or, (iii) any breach of any representation, warranty or covenant made by the Placement Agent in this Agreement. The Placement Agent shall not be liable for amounts paid in settlement of any such litigation if such settlement was effected without its consent. In case of the commencement of any action in respect of which indemnity may be sought from the Placement Agent, the Seller's Indemnitees shall have the same obligation to have notice as set forth in Section 6.1 above, subject to the same loss of indemnity in the event such notice is not given, and the Placement Agent shall have the same night to participate in (and, to the extent that it shall wish, to direct) the defense of such action at its own expense, but such defense shall be conducted by counsel of recognized standing reasonably satisfactory to the Selling Shareholder. The Placement Agent agrees to notify the Seller's Indemnitees, at their request, and to provide copies of all pleadings therein and to permit the Seller's Indemnitees to be observers therein and appraise them of all the developments therein, all at the Placement Agent's expense. As to damages, Selling Shareholder recognizes that since he is receiving the net proceeds of the monies generated by this placement, that indemnity, if any, to be paid by the Placement Agent to the Selling Shareholder shall be strictly limited to the Placement Agent's Cash Fee, inclusive of attorney fees and costs of arbitration and/or court proceedings.

7.      LIQUIDATION DAMAGES.

        Selling Shareholder and Placement Agent both acknowledge that it would be extremely impractical and difficult to ascertain the actual damages to be suffered by the Selling Shareholder if Placement Agent is found by an arbitrator or a court of competent jurisdiction to have breached any of the representations, warranties and covenants contained in Section 9 of this Agreement. Accordingly, should a breach of the representations of Section _____ be proven and Placement Agent found liable for said breach, Selling Shareholder and Placement Agent hereby agree that the damages shall be limited to an amount equal to the Cash Placement Fee received by Placement Agent pursuant to Section
3.4 of this Agreement plus the return to the Selling Shareholder of the Placement Agent Units received by Placement Agent pursuant to Section 3.4 of this Agreement (or, to the extent that the Placement Agent Units have already been sold by Placement Agent, the value, as defined below, of the Placement Agent Units), inclusive of all attorney's fees and cost of court. For purposes hereof, the value of the Placement Agent Common Stock shall be deemed to equal the lesser of (i) the aggregate share price of any Placement Agent Common Stock issued to Placement Agent or (ii) the market value of such Placement Agent Common Stock on the date that such shares were sold by Placement Agent, and in either case, the Placement Agent may return such Placement Agent Common Stock to the Selling Shareholder in lieu of any payment, as to the value of such Placement Agent Common Stock, for damages pursuant to this section. For purposes hereof, the value of each Warrant issued to Placement Agent which has been exercised by Placement Agent shall be the difference of (i) the market value of

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the Common Stock received upon such exercise on the date that such shares were sold by Placement Agent, minus (ii) the Exercise Price of such Warrant. This provision is not to be construed as a penalty, but as full liquidated damages under Nevada law.

8.     EFFECTIVENESS OF AGREEMENT.

        This Agreement shall become effective the date which is the later of:
(i) 12:00 noon, New York, New York time, on the date hereof or (ii) 12:00 noon, New York, New York time on the date of effectiveness of the Company's Registration Statement as ordered by the Commission. The Placement Agent agrees to notify the Selling Shareholder immediately after the Placement Agent shall have taken any action wherein this Agreement shall have become effective.

10.     CONDITIONS OF THE PLACEMENT AGENT'S OBLIGATIONS.

        The Placement Agent's obligations to act as Placement Agent of the Units offered by the Selling Shareholder hereunder and to find purchasers for the Units shall be subject to the accuracy, as of the Closing Date, of the representations and warranties on the part of the Selling Shareholder herein contained, to the fulfillment of or compliance by the Selling Shareholder with all covenants and conditions hereof, and to the following additional conditions:

        10.1 Counsel to the Placement Agent shall not have objected in writing or shall not have failed to give his consent to the Prospectus (which objection or failure to give consent shall not have been done unreasonably).


        10.2 The Placement Agent shall not have disclosed to the Selling Shareholder that the Prospectus, or any amendment thereof or supplement thereto, contains an untrue statement of fact, which, in the opinion of counsel to the Placement Agent, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein, or is necessary to make the statements therein, under the circumstances in which they were made, not misleading.

        10.3 Between the date hereof and the Closing Date, the Company shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or any other cause of such character as would materially adversely affect its business or property considered as an entire entity, whether or not such loss is covered by insurance.

        10.4 Except as set forth in the Prospectus, during the time period between the date hereof and the initial Closing Date, there shall be no litigation instituted or threatened against the Company, and there shall be no proceeding instituted or threatened against the Company before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely effect the business, franchises, license, permits, operations or financial condition or income of the Company considered as an entity.


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        10.5 Except as contemplated herein or as set forth in the Prospectus, during the period subsequent to the most recent financial statements contained in the Prospectus, if any, and prior to the initial Closing Date, the Company
(i) shall have conducted its business in all material respects in the usual and ordinary manner as the same is being conducted as of the date hereof and (ii) except in the ordinary course of business, the Company shall not have incurred any liabilities or obligations (direct or contingent) or disposed of any assets, or entered into any material transaction or suffered or experienced any substantially adverse change in its condition, financial or otherwise. At the Closing Date, the equity account of the Company shall be substantially the same as reflected in the most recent balance sheet contained in the Prospectus and without considering the proceeds from the sale of the Units other than as may be set forth in the Prospectus.

        10.6 The authorization of the Units, Common Stock and Warrants for transfer by the Selling Shareholder and all proceedings and other legal matters hereto and to this Agreement shall be reasonably satisfactory in all material respects matters to the Placement Agent or counsel to the Placement Agent, who shall have furnished the Placement Agent on the Closing Date with such favorable opinion with respect to the sufficiency of all corporate proceedings and other legal matters relating to this Agreement as the Placement Agent may reasonably require, and the Selling Shareholder shall have furnished such counsel such documents as he may have requested to enable him to pass upon the matters referred to in this subparagraph.

        10.7 The Selling Shareholder shall have furnished to the Commission as an Exhibit to the Registration Statement, with a true and correct copy to the Placement Agent, an opinion of counsel, dated the effective date of the Registration Statement, addressed to the Placement Agent, from counsel to the Selling Shareholder, as required by the Act, in substantially the form attached to the Registration Statement as an Exhibit.

        10.8 The Selling Shareholder shall have furnished to the Placement Agent a due diligence certificate signed by the Selling Shareholder, dated as of the Effective Date of the Registration Statement, to the effect that:

             (i) the representations and warranties of the Selling Shareholder in this Agreement are true and correct in all material respects at and as of the Closing Date (other than representations and warranties which by their terms are specifically limited to a date other than the Closing Date), and the Selling Shareholder has complied with all the agreements and has satisfied all the conditions on his part to be performed or satisfied at or prior to the Closing Date;

             (ii) the Selling Shareholder has carefully examined the Prospectus, and any amendments and supplements thereto, and, to the best of his knowledge, all statements contained in the Prospectus, and any amendments and supplements thereto, are true and correct, and neither the Prospectus, nor any amendment or supplement thereto, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein under the circumstances in which they were made not misleading, and since the date hereof, there has occurred no event required to

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be set forth in an amended or supplemented Prospectus, which has not been set forth; except as set forth in the Prospectus, since the respective dates as of which the periods for which the information is given in the Prospectus and prior to the date of such certificate, (a) there has not been any material adverse change, financial and otherwise, in the affairs of condition of the Company, and
(b) except as disclosed in the Prospectus, the Company has not incurred any material liabilities, direct or contingent or entered into any material transactions, otherwise than in the ordinary course of business; and

             (iii) the Selling Shareholder has provided true and correct copies of all documents in his possession or which he could obtain that were requested by Placement Agent pursuant to any due diligence inquiry.

11.     TERMINATION.

        11.1 This Agreement may be terminated by the Placement Agent by notice to the Selling Shareholder in the event that the Selling Shareholder shall have failed or been unable to comply with any of the material terms, conditions or provisions of this Agreement on the part of the Selling Shareholder to be performed, complied with fulfilled within the respective times, if any, herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Placement Agent in writing. However, if any material breach by the Selling Shareholder can be cured within ten (10) business days, Placement Agent shall provide the Selling Shareholder such reasonable period to cure.

        11.2 This Agreement may be terminated by the Selling Shareholder by notice to the Placement Agent in the event that the Placement Agent shall have materially failed or been materially unable to comply with any of the terms, conditions or provisions of this Agreement on the part of the Placement Agent to be performed, complied with or fulfilled within the respective times, if any, herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Selling Shareholder in writing. However, if any material breach by Placement Agent can be cured within ten (10) business days, the Selling Shareholder shall provide Placement Agent such ten
(10) business days to cure.

        11.3 This Agreement may be terminated by the Placement Agent by notice to the Selling Shareholder at any time, if, in the reasonable, good faith judgment of the Placement Agent, payment for and delivery of the Units is rendered impracticable or inadvisable because: (i) additional material governmental restrictions not in force and effect on the date hereof shall have been imposed upon trading in securities generally, (ii) a war or other national calamity shall have occurred, or (iii) the condition of the market (either generally or with reference to the sale of the Units to be offered hereby) or the condition of any matter affecting the Selling Shareholder or the Company or any other circumstance is such that it would be undesirable, impracticable or inadvisable, in the judgment of the Placement Agent, to proceed with this Agreement or with the offering of the Units.

        11.4 Any termination of this Agreement pursuant to this Section 11 shall be without liability of any character (including, but not limited to, loss of

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anticipated profits or consequential damages) on the part of any party thereto, except that the Selling Shareholder shall remain obligated to pay the costs and expenses provided to be paid by him specified in Section 3; and the Selling Shareholder and the Placement Agent shall be obligated to pay, respectively, all losses, claims, damages or liabilities, joint or several, under Section 6.1 in the case of the Selling Shareholder and Section 6.2 in the case of the Placement Agent.

12.     PLACEMENT AGENT'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

        The Placement Agent represents and warrants to and agrees with the Selling Shareholder that:

        12.1 The Placement Agent is a corporation duly organized and existing under the laws of the state of California. The Placement Agent is a licensed NASD broker-dealer, and a member of SIPC.

        12.2 There is not now pending or threatened or to the Placement Agent's knowledge, contemplated against the Placement Agent any action or proceeding of which the Placement Agent has been advised, either in any court of competent jurisdiction, before the Commission or before any state securities commission or the NASD, concerning the Placement Agent's activities which would impair the ability of the Placement Agent to conduct the offering of the Units as contemplated by this Agreement.

        12.3 In the event any action or proceeding of the type referred to
Section 12.2 above shall in be instituted or threatened against the Placement Agent at any time prior to the Closing Date or, in the event there shall be filed by or against the Placement Agent in any court, pursuant to any federal, state, local or municipal statute, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of its assets or if the Placement Agent makes an assignment for the benefit of creditors, the Selling Shareholder shall have the right, on three (3) days' written notice to the Placement Agent, to terminate this Agreement without any liability to the Placement Agent of any kind, except for the payment of all expenses provided herein.

        12.4 Placement Agent understands and acknowledges that prior to the offer for resale to the public of the Units, the Units, the Common Stock and Warrants are being registered for resale with the Commission pursuant to the Act. Accordingly, in conducting its activities under this Agreement.

             (a) Placement Agent will not offer or sell any Units or other securities offered by the Selling Shareholder, except in conformity with the Prospectus.

             (b) Placement Agent will not solicit or accept the subscription of any Units of any person unless immediately before accepting such subscription Placement Agent has reasonable grounds to believe and does believe that (i) such person is suitable for investing in the Units, and (ii) all representations made and information furnished by such person, to the best knowledge of the Placement Agent, are true and correct in all material respects.

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             (c) Placement Agent will not solicit any purchasers of any Units or other securities unless the Prospectus is furnished to such prospective purchaser in accordance with the prospectus delivery requirements of the Act.

             (d) Upon notice from the Company or the Selling Shareholder that the Prospectus is required to be amended or supplemented, Placement Agent will immediately cease use of the Prospectus until Placement Agent has received such amendment or supplement and thereafter will make use of the Prospectus only as so amended or supplemented, and Placement Agent will deliver a copy of such amendment or supplement to each prospective purchaser to whom a copy of the Prospectus had previously been delivered (and who has not returned such copy).

             (e) Placement Agent will use its best efforts to conduct the offering and placement of the Units on behalf of the Selling Shareholder.

             (g) Placement Agent will notify the Selling Shareholder in writing promptly when any event shall have occurred during the offering period as a result of which any representation or warranty of the Placement Agent herein would not be true.

        12.5 Neither the Placement Agent nor any of its affiliates or controlling persons will take any action that will impair the effectiveness of the transactions contemplated by this Agreement.

        12.6 All corporate actions by Placement Agent required for the execution, delivery and performance of this Agreement have been taken. The execution and delivery of this Agreement by the Placement Agent, the observance and performance thereof, and the consummation of the transactions contemplated herein or in the Prospectus do not and will not constitute a material breach of, or a material default under, any instrument or agreement by which the Placement Agent is bound, and does not and will not, to the best of the Placement Agent's knowledge, contravene any existing law, decree or order applicable to it. This Agreement constitutes a valid and binding agreement of Placement Agent, enforceable in accordance with its terms.

         12.7 Placement Agent understands that the Selling Shareholder is relying upon Placement Agent's representations and warranties in connection with the offering and the sale of the Units and the underlying securities contemplated by this Agreement.

         12.8 Placement Agent's representations and warranties under this
Section 12 shall be true and correct as of the Closing, and shall survive the Closing indefinitely.

13. NOTICES. Except as otherwise expressly provided in this Agreement:

         13.1 Whenever notice is required by the provisions of this Agreement to be given to the Selling Shareholder, such notice shall be in writing, addressed to the Selling Shareholder, at:



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        If to Selling Shareholder:      Attn:   Howard P. Silverman
                                        ---------------------------
                                        ---------------------------
                                        ---------------------------

        With a Copy to:                 Attn:   Gregory Bartko, Esq.
                                        Law Office Of Gregory Bartko
                                        3475 Lenox Road
                                        Suite 400
                                        Atlanta, GA  30326

        13.2 Whenever notice is required by the provisions of this Agreement to be given to the Placement Agent, such notice shall be given in writing, addressed to the Placement Agent, at:

        If to the Placement Agent:      Attn:   Stuart Greenberg
                                        West America Securities Corp.
                                        4510 East Thousand Oaks Blvd.
                                        Suite 100
                                        Westlake Village, CA  91362

        With a Copy to:                 Attn:
                                               -----------------------
                                        ------------------------------
                                        ------------------------------
                                        ------------------------------

14.     MISCELLANEOUS.

        14.1 Benefit. This Agreement is made solely for the benefit of the Placement Agent and the Selling Shareholder, their respective officers and directors and any controlling person referred to in Section 15 of the Securities Act of 1934 and their respective successors and assigns, and no other person may acquire or have any night under or by virtue of this Agreement, including, without limitation, the holders of any Units or the securities underlying the Units. The term "successor" or the term "successors and assigns" as used in this Agreement shall not include any purchasers, as such, of any of the Units.

        14.2 Survival. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Selling Shareholder and the Placement Agent, or the officers, directors or controlling persons of the Placement Agent as set forth in or made pursuant to this Agreement and the indemnity agreements of the Selling Shareholder and the Placement Agent shall survive and remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, Selling Shareholder, or the Placement Agent or any officer, director or controlling person of the Company or of the Placement Agent; (ii) delivery of or payment for the Units; or (iii) the Closing Date(s), and any successor of the Selling Shareholder or the Placement Agent or any controlling person, officer or director thereof, as the case may be, shall be entitled to the benefits hereof.



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        14.3 Governing Law, Jurisdiction and Arbitration. The validity, interpretation and construction of this Agreement and of each party hereof will be governed by the laws of the State of Nevada. Any controversy or claim arising out of or related to this Agreement or the breach thereof, shall be settled by binding arbitration in Carson City, Nevada in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association located nearest to Carson City, Nevada ("AAA"). A proceeding shall be commenced upon written demand by the Selling Shareholder or the Placement Agent to the other. The arbitrator(s) shall enter a judgment by default against any party which fails or refuses to appear in any properly noticed arbitration proceeding. The proceeding shall be conducted by one (1) arbitrator, unless the amount alleged to be in dispute exceeds two hundred fifty thousand dollars ($250,000), in which case three (3) arbitrators shall preside. The arbitrator(s) will be chosen by the parties from a list provided by the AAA, and if they are unable to agree within ten (10) days, the AAA shall select the arbitrator(s). The arbitrators must be experts in securities law and financial transactions. The arbitrators shall assess costs and expenses of the arbitration, including all attorneys' and experts' fees, as the arbitrators believe is appropriate in light of the merits of parties' respective positions in the issues in dispute. The award of the arbitrator(s) shall be final and binding upon the parties and may be enforced in any court having jurisdiction.

        14.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument.

        14.5 Confidential Information. All confidential financial or business information (except publicly available or freely usable material otherwise obtained from another source) respecting either party will be used solely by the other party in connection with the within transactions, be revealed only to employees or contractors of such other party who are necessary to the conduct of such transactions, and be otherwise held in strict confidence.

        14.6 Finders. The Selling Shareholder represents that he is not obligated to pay any compensation or other fees, costs or related expenditures in cash or securities in excess of $5,000 to any underwriter, broker, placement agent, finder or other representative other than Placement Agent. Selling Shareholder agrees to indemnify the Placement Agent with respect to any other claim for a fee in connection with the offering of the Units. Placement Agent agrees to indemnify the Selling Shareholder with respect to any claim for a finder's fee that arises because of Placement Agent's agreement to pay a fee to the person or entity making such claim.

        16.8 Recitals. The recitals to this Agreement are a material part hereof, and each recital is incorporated into this Agreement by reference and made a part of this Agreement.







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        IN WITNESS WHEREOF, the parties hereto have duly caused this Placement
Agent Agreement to be executed as of the day and year first above written.


                                    SELLING SHAREHOLDER


                                    By:
                                        -------------------------------
                                        Howard P. Silverman


                                    PLACEMENT AGENT
                                    WEST AMERICA SECURITIES CORP


                                    By:
                                        -------------------------------




































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